Exhibit 10.24

ASSIGNMENT OF LEASE; ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION OF LEASE; LANDLORD'S PARTIAL RELEASE OF ASSIGNOR AND CONSENT TO ASSIGNMENT OF LEASE; AND AMENDMENT OF LEASE

This Assignment of Lease; Acceptance of Assignment and Assumption of Lease; Landlord's Partial Release of Assignor and Consent to Assignment of Lease; and Amendment of Lease (“Agreement”), dated for reference purposes only as of October 31 , 2022, is by and between REALTY INCOME CORPORATION, a Maryland corporation (“Landlord”), HPT TA PROPERTIES TRUST, a Maryland real estate investment trust (“Assignor”), and TA OPERATING LLC, a Delaware limited liability company (“Assignee”), with reference to the following recitals:

RECITALS

A. Landlord is the current holder of the landlord's interest, and Assignor is the current holder of the tenant's interest under that certain Land and Building Lease Agreement dated March
28, 2003 (the “Lease”), between Landlord and TA Operating Corporation, succeeded via conversion by TA Operating LLC, and assigned to Assignor pursuant to that Assignment of Land and Building Lease Agreement dated January 31, 2007. The Lease provides that Landlord leases to Assignor and Assignor leases from Landlord that certain real property together with all improvements thereon and appurtenances thereunto belonging (“Premises”), the legal description of which is attached to the Lease as Exhibit "A," commonly known as:

Store #216
5501 O'Donnell Cutoff
Baltimore, Maryland 21224

B. The parties hereto desire as follows: (i) Assignor desires to assign the Lease to Assignee; (ii) Assignee desires to accept the foregoing assignment and assume all obligations of the Tenant under the Lease; (iii) Landlord desires to consent to said assignment; and (iv) the parties desire to amend the Lease.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. The recitals set forth above are incorporated herein by reference.

2. All capitalized terms used herein, unless otherwise defined, shall have the same meaning given in the Lease.

3. Assignor hereby sells, assigns, transfers, and sets over to Assignee all of its right, title, and interest in and to the Lease, including but not limited to any interest Assignor may have in the security deposit, if any, held by Landlord. By executing this Agreement, Assignor agrees that Landlord is not in default in the performance of the Lease, nor has Landlord committed any

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breach thereof, and Assignor has no claim against Landlord in connection with the Lease or the leasing, use, or operation of the Premises.

4. In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to be bound by, and to perform each and all of the terms, provisions, covenants, conditions, and agreements to be performed by Assignor pursuant to, the Lease.

5. Landlord hereby consents to the foregoing assignment of the Lease to Assignee. Landlord's consent herein shall not be construed to extend to any further assignment of the Lease or to any sublease of the Premises.

6. Upon the Effective Date (as defined below), Assignor shall be released from all obligations and liabilities under the Lease arising or accruing from and after the Effective Date.
7. Notices to Tenant under the Lease shall be sent to Assignee at: TA OPERATING LLC
Attn: Corporate Development
24601 Center Ridge Road
Westlake, OH 44145

And

TA OPERATING LLC Attn: General Counsel
255 Washington Street
Newton, MA 02458

8. Notwithstanding anything in the Lease to the contrary, the Lease is hereby amended to incorporate the following: At Landlord's written request, Assignee shall provide energy and water consumption data (the “Utility Data”) no more than once annually in a format deemed reasonably acceptable by Landlord. For example, if Assignee is actively benchmarking the Premises through ENERGY STAR Portfolio Manager® or a similar benchmarking program, Landlord may request that Assignee share energy and water consumption data through the program directly. If requested by Landlord, Assignee shall provide Landlord with copies of Assignee's utility bills and such other Utility Data reasonably requested by Landlord for purposes of benchmarking, environmental performance labeling, energy management, and other related purposes. In addition, if requested by Landlord, Assignee shall provide metrics related to sustainability projects implemented on the Premises or the general sustainability performance of the Premises. Sustainability projects may include, but are not limited to, energy retrofit projects, renewable energy/energy storage installations, energy efficiency upgrades, and EV charging stations. Notwithstanding the foregoing, in no event shall Assignee be required to provide any Utility Data materials (or access to such materials) that contain personally identifiable information, or that is precluded by law or contractual obligation to be disclosed to a third party landlord. Landlord's sustainability contact email is sustainability@realtyincome.com.

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9. Each party represents to the others that it has obtained any and al1 necessary consents and approvals to assign the Lease pursuant to this Agreement.

10. The persons executing this Agreement on behalf of Landlord, Assignor, and Assignee, respectively, represent and warrant that they have the right, power, legal capacity and authority to execute this Agreement and to bind the party for whom they are signing.

11. The effective date of this Agreement shall be the date upon which this Agreement is last executed by Landlord, Assignor, and Assignee (“Effective Date”).

12. This Agreement may be executed in multiple counterparts, and all counterparts shall together constitute one agreement binding upon all parties. This Agreement may be executed through the use of electronic signature, which each party acknowledges is a lawful means of obtaining signatures in the United States. Each party agrees that (a) its electronic signature on this Agreement is the legal equivalent of its manual signature on this Agreement and has the same legal effect as original signatures; (b) its use of a key pad, mouse or other device to select an item, button, icon or similar act/action to electronically sign this Agreement constitutes its signature (“E-Signature”) of this Agreement as if actually signed by such party in writing; and (c) no certification authority or other third party verification is necessary to validate its E-Signature and that the lack of such certification or third party verification will not in any way affect the enforceability of its E-Signature on this Agreement. Further, each party agrees that this Agreement is and shall be enforceable between the parties notwithstanding that the signatures may not be in strict compliance with jurisdictional requirements.

13. Landlord's execution of this Agreement shall in no way be deemed a waiver of Landlord's rights or remedies under the Lease with respect to any defaults (if any) by the Tenant under the Lease not specifically addressed in this Agreement.

14. Except as specifically amended herein, all terms and conditions of the Lease shall remain in full force and effect.

Signatures appear on following page.

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LANDLORD:
REALTY INCOME CORPORATION,
a Maryland corporation

By:	/s/ Daniel Haug
Name:	Daniel Haug	Approved As To Form Legal Department
Title:	SVP, Associate General Counsel	/s/ AH/D.M.
Date:	10/31/2022	A.Hankins

ASSIGNOR:
HPT TA PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ Todd Hargreaves
Name:	Todd Hargreaves
Title:	President
Date:	10/20/2022

ASSIGNEE:
TA OPERATING LLC,
a Delaware limited liability company

By:	/s/ Mark R. Young
Name:	Mark R. Young
Title:	Executive Vice President & General Counsel
Date:	10/20/2022

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